                                                              FILE NO. 333-13649
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED JANUARY 6, 1997)
                (TO PROSPECTUS SUPPLEMENT DATED JANUARY 6, 1997)

                                     PROSPECTUS NUMBER: 1465
                                     DATED: FEBRUARY 25, 1997


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



BASE RATE:                Fed Funds (Same Day Opening)


INDEX MATURITY:           One Day


TRADE DATE:               February 25, 1997


SETTLEMENT DATE:          February 28, 1997


MATURITY DATE:            February 28, 2000


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.270%
                          (Plus twenty seven bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily, based on same day Fed Funds-Open from page 5 Telerate. If Fed-
                          Funds-Open rate is not available on Telerate page 5, then see Telerate page
                          4833 - Fed Funds-Open. If such rate is not available on Telerate page 4833, then see Telerate page 314 - Fed Funds-Open. If such rate is not available on
                          Telerate page 314, then Fed Funds rate will be calculated by the Calculation
                          Agent.


INTEREST PAYMENT DATES:   The twenty-eighth day of February, May, August, and November, commencing May
                          28, 1997, through the Maturity Date; subject to following business day convention.


INITIAL INTEREST RATE:    TBD


FORM:                     Book-entry

